EXHIBIT 10.2

AMENDMENT NO. 1

TO THE

ASSET PURCHASE AGREEMENT

This AMENDMENT NO. 1 TO THE ASSET PURCHASE AGREEMENT (this “Amendment”), dated as of April 5, 2019, is entered into by and among 1847 Goedeker Inc., a Delaware corporation (“Buyer”), 1847 Goedeker Holdco Inc., a Delaware corporation (“Holdco”), Goedeker Television Co., Inc., a Missouri corporation (“Seller”), and Steve Goedeker and Mike Goedeker (the “Stockholders”, and each individually, a “Stockholder”).

RECITALS

A. The Buyer, the Seller and the Stockholders have previously entered in that certain Asset Purchase Agreement, dated January 18, 2019 (the “Asset Purchase Agreement”).

B. The parties hereto desire to amend the Asset Purchase Agreement as set forth herein.

C. Pursuant to Section 7.2 of the Asset Purchase Agreement, the Asset Purchase Agreement may be amended by the Parties only by an instrument in writing signed on behalf of the Buyer, the Seller and the Stockholders.

D. Holdco is a wholly-owned subsidiary of 1847 Holdings LLC, a Delaware limited liability company, and the parent company of Buyer.

AGREEMENT

NOW, THEREFORE, in consideration of the mutual promises herein contained, the parties hereto, intending to be legally bound, hereby agree as follows:

1. Definitions. All capitalized terms used herein without definition shall have the meanings ascribed to them in the Asset Purchase Agreement.

2. Amendments.

a. Section 1.4(a) as set forth in the Asset Purchase Agreement shall be amended and restated in its entirety to read as follows:

“In consideration for the sale, assignment and delivery of the Purchased Assets, Buyer shall (i) pay an aggregate purchase price equal to Six Million, Two Hundred Thousand Dollars ($6,200,000) (the “Purchase Price”), as the same may be adjusted pursuant to this Agreement, payable in accordance with this Section 1.4(a) on the Closing Date, (ii) assume the Assumed Liabilities and (iii) issue to each of Steve Goedeker and Michael Goedeker shares of the Common Stock of Holdco equal to 11.25% non-dilutable interest in all of the issued and outstanding common stock of Holdco as of the Closing Date (the “Holdco Shares”).”

b. Section 2.3 is hereby added to the Asset Purchase Agreement as follows:

“2.3 Representations and Warranties of Holdco. Holdco represent and warrant to, and agrees with, the Seller and the Stockholders as follows:

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(a) Organization. Holdco is a corporation duly incorporated and in good standing under the laws of the State of Delaware.

(b) Binding Obligation. Holdco has all requisite corporate power and authority to enter into and perform its obligations under this Agreement. All corporate acts and other proceedings required to be taken by Holdco to authorize the execution, delivery and performance by Holdco of this Agreement and the transactions contemplated hereby, have been duly and properly taken. This Agreement has been duly-executed and delivered by Holdco and constitutes the legal, valid and binding obligation of Holdco, enforceable against Holdco in accordance with its terms. The execution, delivery and performance by Holdco of this Agreement does not and will not conflict with, or result in any violation of, any provision of the Certificate of Incorporation or Bylaws of Holdco, or any provision of any law, ordinance, rule, regulation, judgment, order, decree, agreement, instrument or license applicable to Holdco or to its respective property or assets. No consent, approval, order or authorization of, or registration, declaration or filing with, any court, administrative agency or commission or other governmental authority or instrumentality, domestic or foreign, is required by or with respect to Holdco in connection with its execution, delivery or performance of this Agreement.

(c) Full Disclosure. No representation or warranty by Holdco in this Agreement and no statement contained in any schedule to this Agreement or any certificate or other document furnished or to be furnished to the Seller or the Stockholders pursuant to this Agreement contains any untrue statement of a material fact, or omits to state a material fact necessary to make the statements contained therein, in light of the circumstances in which they are made, not misleading.”

c. Section 4.7 as set forth in the Asset Purchase Agreement shall be amended and restated in its entirety as follows:

“Bylaws of Holdco. The Stockholders acknowledge and agree that the Holdco Shares and the transfer thereof are governed by the terms and provisions of the bylaws of Holdco and the Stockholders shall not sell, assign, pledge or otherwise transfer all or any portion of the Holdco Shares or any right or interest therein, whether voluntarily, involuntarily, by operation of law, by gift or otherwise, except by a transfer which meets the requirements specified in the bylaws of the Buyer. The Stockholders shall otherwise comply with the provisions of the bylaws of Holdco as they relate to the Holdco Shares.”

d. A new Section 4.10 is added to the Asset Purchase Agreement, which new section shall be captioned “Nonassignable Contracts” and shall read in its entirety as follows:

“4.10 Nonassignable Contracts. This Agreement shall not constitute an assignment or an attempted assignment of that certain Digital Marketing Agreement with Power Digital Marketing (the “Marketing Agreement”). The Seller shall cooperate with the Buyer in determining a reasonable arrangement designed to provide for the Buyer the benefits under the Marketing Agreement. In consideration for Seller so cooperating, Buyer shall pay to Seller on the date hereof a total of $20,000 which amount Seller shall use to pay Power Digital Marketing for amounts due under the Marketing Agreement for services to be rendered during the months of April 2019 and May 2019. Seller shall cause the Marketing Agreement to be terminated as of May 30, 2019 to ensure that Seller no longer has any obligations under the Marketing Agreement.”

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e. A new Section 4.11 is added to the Asset Purchase Agreement, which new section shall be captioned “Release of Tax Lien” and shall read in its entirety as follows:

“4.11 Release of Tax Lien. The Seller hereby agrees to use commercially reasonable efforts to have released within 60 days of the Closing Date that certain Missouri Department of Revenue tax lien (Lien Number 200226705001967) and to provide Buyer with evidence of such release.”

f. Section 5.3(a) as set forth in the Asset Purchase Agreement shall be amended and restated in its entirety as follows:

“Representations and Warranties. The representations and warranties of Buyer and Holdco set forth in this Agreement shall be true and correct in all material respects as of the date of this Agreement and as of the Closing Date as though made on and as of the Closing Date, and the Seller shall have received a certificate signed by the chief financial officer of the Buyer and Holdco to such effect.”

g. Section 5.3(b) as set forth in the Asset Purchase Agreement shall be amended and restated in its entirety as follows:

“Performance of Obligations of Buyer and Holdco. Each of Buyer and Holdco shall have performed all obligations required to be performed by it and this Agreement prior to the Closing Date, and the Seller shall have received a certificate signed by the chief financial officer of Buyer and Holdco to such effect.

h. Each reference to “Buyer Shares” in the Asset Purchase Agreement is hereby amended to read, and each such reference is hereby deemed to refer to, “Holdco Shares.”

3. Joinder. Holdco hereby agrees, effective as of the date hereof, to become a party to the Asset Purchase Agreement, as amended by this Amendment.

4. Effect of Amendment. Except as amended as set forth above, the Asset Purchase Agreement shall continue in full force and effect. In the event of a conflict between the provisions of this Amendment and the Asset Purchase Agreement, this Amendment shall prevail and govern.

5. Counterparts. This Amendment may be executed in one or more counterparts, all of which shall be considered one and the same agreement and shall become effective when one or more counterparts have been signed by each of the parties and delivered to the other party, it being understood that all parties need not sign the same counterpart.

6. Governing Law. This Amendment shall be governed in all respects, including validity, interpretation and effect, by the internal laws of the State of Missouri. Any dispute shall be resolved by arbitration conducted in St. Louis Missouri, in accordance with Chapter 435 of the Missouri Revised Statutes. The provisions of this Section 5 shall survive the entry of any judgment, and will not merge, or be deemed to have merged, into any judgment.

[Signature page follows]

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IN WITNESS WHEREOF, the Buyer, Holdco, the Seller and the Stockholders have executed this Amendment as of the date first written above.

BUYER: 1847 GOEDEKER INC.		SELLER: GOEDEKER TELEVISION CO., INC.

By:	/s/ Robert D. Barry	By:	/s/ Steve Goedeker
Name:	Robert D. Barry	Name:	Steve Goedeker
Title:	Chief Financial Officer	Title:	President

HOLDCO: 1847 GOEDEKER HOLDCO INC.		13850 Manchester Rd. Ballwin, MO 63011 Attention: Steve Goedeker
Facsimile:
By:	/s/ Robert D. Barry	Email: tevegoedeker@gmail.com
Name:	Robert D. Barry
Title:	President	with a copy, which shall not constitute notice to Seller, to:

In each case:

c/o 1847 Holdings LLC

590 Madison Avenue, 21st Floor

New York, NY 10022

Attn: Robert D. Barry, CFO

Facsimile:

email:   rbarry2@nc.rr.com

bbarry@1847holdings.com

with a copy, which shall not constitute notice to Buyer or Holdco, to:

BEVILACQUA PLLC

1050 Connecticut Avenue, NW

Suite 500

Washington, DC 20036

Attention: Louis A. Bevilacqua, Esq.

Email: lou@bevilacquapllc.com

Carmody MacDonald 120 S. Central Avenue Suite 1800 St. Louis, MO 63105 Attn: Donald R. Carmody Facsimile: Email: drc@carmodymacdonald.com

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STOCKHOLDERS:

/s/ Steve Goedeker	/s/ Mike Goedeker
STEVE GOEDEKER	MIKE GOEDEKER

13850 Manchester Rd.

Ballwin, MO 63011

Attention: Steve Goedeker

Facsimile:

Email: stevegoedeker@gmail.com

with a copy, which shall not constitute notice to the Stockholder, to:

Carmody MacDonald

120 S. Central Avenue

Suite 1800

St. Louis, MO 63105

Attn: Donald R. Carmody

Facsimile:

Email: drc@carmodymacdonald.com

13850 Manchester Rd.

Ballwin, MO 63011

Facsimile:

Email:

with a copy, which shall not constitute notice to the Stockholder, to:

Carmody MacDonald

120 S. Central Avenue

Suite 1800

St. Louis, MO 63105

Attn: Donald R. Carmody

Facsimile:

Email: drc@carmodymacdonald.com

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